UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

Clover Leaf Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40625	85-2303279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Brickell Avenue, Suite 1420 Miami, FL	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 577-0031

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one Right to receive one-eighth (1/8) of one share of Class A Common Stock upon the consummation of an initial business combination	CLOEU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	CLOE	The Nasdaq Stock Market LLC
Rights, every eight (8) rights entitles the holder to receive one share of Class A Common Stock upon the consummation of an initial business combination	CLOER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2024, Clover Leaf Capital Corp. (the “Company”) held a special meeting of its stockholders (the “Meeting”). At the Meeting, the Extension Amendment Proposal (as defined below) to amend the Company’s amended and restated certificate of incorporation, as previously amended on October 20, 2022, July 20, 2023, January 22, 2024 and July 22, 2024 (the “Charter” and such new amendment, the “Fifth Extension Amendment”), was approved. Under Delaware law, the Fifth Extension Amendment took effect upon the filing of the Fifth Extension Amendment with the Secretary of State of the State of Delaware on October 21, 2024. The terms of the Fifth Extension Amendment are set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 10, 2024.

The foregoing description is qualified in its entirety by reference to the Fifth Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s stockholders were presented with a proposal to extend the date by which the Company must consummate an initial business combination from October 22, 2024 to October 22, 2025, or such earlier date as determined by the Company’s board of directors (the “Board”), by amending the Charter (the “Extension Amendment Proposal”).

Set forth below are the final voting results for the Extension Amendment Proposal. Pursuant to the Charter, the approval of the Extension Amendment Proposal required the affirmative vote of holders of at least 50% of the Company’s outstanding shares of common stock (the “Common Stock”) as of October 4, 2024, the record date for the Meeting.

The Extension Amendment Proposal was approved with the following vote from the holders of Common Stock:

For	Against	Abstentions
4,031,845	0	0

A proposal (i) to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal or (ii) where the Board determined it was otherwise necessary, was not presented because there were enough votes to approve the Extension Amendment Proposal.

In connection with the vote to approve the Extension Amendment Proposal, stockholders of 247 shares of the Company’s Class A common stock, par value $0.0001 per share, included as part of the units sold in the Company’s initial public offering  (the shares included in such units, “Public Shares”) properly exercised their right to redeem their Public Shares for cash at a redemption price of approximately $12.59 per share, for an aggregate redemption amount of approximately $3,110.78 (the “Extension Redemptions”). Following the Extension Redemptions, the Company will have 692,684 Public Shares issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibits
3.1	Fifth Amendment to the Amended and Restated Certificate of Incorporation of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2024

CLOVER LEAF CAPITAL CORP.

By:	/s/ Felipe MacLean
Name:	Felipe MacLean
Title:	Chief Executive Officer